EXECUTION COPY
AMENDMENT NO. 2
Dated as of July 26, 2013
to
CREDIT AGREEMENT
Dated as of July 29, 2011
THIS AMENDMENT NO. 2 (this “Amendment”) is made as of July 26, 2013 by and among (i) Vonage America Inc., a Delaware corporation (“Vonage America”), Vonage Holdings Corp., a Delaware corporation (“Holdings” and, together with Vonage America, the “Borrowers”), (ii) Novega Venture Partners, Inc., Vonage Applications Inc., Vonage International Inc., Vonage Marketing LLC, Vonage Network LLC, Vonage Worldwide Inc. and DSP LLC (each a “Guarantor” and, collectively, the “Guarantors” and, collectively with the Borrowers, the “Loan Parties”), (iii) the financial institutions listed on the signature pages hereof and (iv) JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of July 29, 2011 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, reference is made to the Guaranty by and among the Guarantors, the other “Guarantors” party thereto from time to time and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”);
WHEREAS, the Loan Parties have requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement and the Guaranty;
WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Effective as of the Amendment No. 2 Effective Date (as defined below), the parties hereto agree that the Credit Agreement shall be amended as follows:
(a)    The definition of “Dollar Amount” appearing in Section 1.01 of the Credit Agreement is amended to delete the phrase “the equivalent in such currency of Dollars” appearing therein and to replace such phrase with “the equivalent amount thereof in Dollars”.

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(b)    The definition of “Fixed Charge Coverage Ratio” appearing in Section 1.01 of the Credit Agreement is amended to delete the reference to “$50,000,000” appearing therein and to replace such reference with “$80,000,000”.
(c)    The definition of “Statutory Reserve Rate” appearing in Section 1.01 of the Credit Agreement is amended to delete the phrase “the Financial Services Authority” appearing therein and to replace such phrase with “the Financial Conduct Authority, the Prudential Regulation Authority”.
(d)    Section 1.01 of the Credit Agreement is amended to (i) delete the definition of “Mandatory Cost” appearing therein and (ii) add the following definitions thereto in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“CAD Screen Rate” has the meaning assigned to such term in the definition of “CDOR Rate”.
“CDOR Rate” means, with respect to any Interest Period, the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of that rate) with a tenor equal in length to such Interest Period as displayed on CDOR01 page of the Reuters Monitor Service (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “CAD Screen Rate”) at or about 10:15 a.m. (Toronto, Ontario time) on the Quotation Day for such Interest Period.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal or unlawful.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which the applicable Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which the applicable Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.
“LIBO Rate” means, with respect to (a) any Eurocurrency Borrowing denominated in any LIBOR Quoted Currency and for any applicable Interest Period, the London interbank offered rate as administered by the British Bankers Association (or any other Person that takes over the administration of such rate for such LIBOR Quoted Currency) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period and (b) any Eurocurrency Borrowing denominated in any Non-Quoted Currency and for any applicable Interest Period, the applicable Local Rate (or, if applicable, the Local Screen Rate) for such Non-Quoted Currency; provided that, if the LIBOR Screen Rate or the Local Screen Rate, as applicable, shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency, then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.14.
“LIBOR Quoted Currency” means Dollars, euro and Pounds Sterling.
“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Local Rate” means, for Borrowings denominated in Canadian Dollars, the CDOR Rate.
“Local Screen Rate” means the CAD Screen Rate.
“Non-Quoted Currency” means Canadian Dollars.
“Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, (i) if the currency is Pounds Sterling or Canadian Dollars, the first day of such Interest Period,

(ii) if the currency is euro, two (2) TARGET Days prior to the commencement of such Interest Period and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (or such other Business Day that is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent). As used herein, a “Target Day” means any day on which TARGET is open for the settlement of payments in euro.
“Screen Rate” means, with respect to any period, the LIBOR Screen Rate or the Local Screen Rate, as applicable.
“Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
(e)    Section 2.14 of the Credit Agreement is amended to (i) add the phrase “and binding” immediately following the phrase “shall be conclusive” appearing in clause (a) thereof, (ii) add the parenthetical “(including, without limitation, by means of an Interpolated Rate)” immediately following the phrase “adequate and reasonable means” appearing in clause (a) thereof and (iii) add the phrase “or the applicable Agreed Currency” immediately following the phrase “in such Borrowing for such Interest Period” appearing in clause (b) thereof.
(f)    Section 2.18(b) of the Credit Agreement is amended to insert the following as a new sentence immediately following the first sentence thereto:
Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.
(g)    Article X of the Credit Agreement is amended to insert the following as a new paragraph immediately preceding the final paragraph thereof:
Each Borrower hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Article X or the Guaranty, as applicable, in respect of Specified Swap Obligations (provided, however, that each Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
(h)    Schedule 2.02 to the Credit Agreement is deleted in its entirety.

2.    Amendments to Guaranty. Effective as of the Amendment No. 2 Effective Date (as defined below), the parties hereto agree that the Guaranty shall be amended as follows:
(a)    Section 1 of the Guaranty is amended to add the parenthetical “(provided, however, that the definition of “Guaranteed Obligations” shall not create or include any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor)” immediately following the phrase “collectively, the ‘Guaranteed Obligations’” appearing therein.
(b)    The Guaranty is amended to add the following as a new Section 24 thereto:
SECTION 24. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty or Article X of the Credit Agreement, as applicable, in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 24 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 24 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 24 constitute, and this Section 24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
3.    Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 2 Effective Date”) is subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Required Lenders and the Administrative Agent.
(b)    The Administrative Agent shall have received, for the account of each Lender party hereto that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an amendment fee in an amount equal to $5,000 for each such Lender.
(c)    The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.
4.    Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:
(a)    This Amendment and each of the Credit Agreement and the Guaranty (each as modified hereby), as applicable, constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties continue to be true and correct as of such specified earlier date; provided, that the materiality qualifier set forth in this paragraph (ii) shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
5.    Reference to and Effect on the Credit Agreement and the Guaranty.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement and the Guaranty in the Credit Agreement, the Guaranty or any other Loan Document shall mean and be a reference to the Credit Agreement and the Guaranty, as the case may be, as amended hereby.
(b)    The Credit Agreement, the Guaranty and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Guaranty or any other documents, instruments and agreements executed and/or delivered in connection therewith.
6.    Consent and Reaffirmation. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned Loan Parties consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement, the Guaranty and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement, the Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
7.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
8.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
9.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

VONAGE AMERICA INC.,
as a Borrower

By:    /s/ David T. Pearson
Name:     David T. Pearson
Title:    President

VONAGE HOLDINGS CORP.
as a Borrower

By:     /s/ David T. Pearson
Name:    David T. Pearson
Title:    Chief Financial Officer

Signature Page to Amendment No. 2 to
Credit Agreement dated as of July 29, 2011
Vonage America Inc. and Vonage Holdings Corp.

NOVEGA VENTURE PARTNERS, INC.
VONAGE APPLICATIONS INC.
VONAGE INTERNATIONAL INC.
VONAGE MARKETING LLC
VONAGE NETWORK LLC
VONAGE WORLDWIDE INC.,
each as a Guarantor

By:    /s/ Kurt M. Rogers
Name: Kurt M. Rogers
Title: Vice President and Secretary

DSP LLC, as a Guarantor By: /s/ Kurt M. Rogers Name: Kurt M. Rogers Title: President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of July 29, 2011
Vonage America Inc. and Vonage Holdings Corp.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as the Issuing Bank, as the Swingline Lender and as Administrative Agent

By:     /s/ David F. Gibbs
Name:    David F. Gibbs
Title:    Managing Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of July 29, 2011
Vonage America Inc. and Vonage Holdings Corp.

Name of Lender:

RBS Citizens, N.A.

By /s/ William M. Clossey
Name: William M. Clossey
Title: Senior Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of July 29, 2011
Vonage America Inc. and Vonage Holdings Corp.

Name of Lender:

KEYBANK NATIONAL ASSOCIATION

By /s/ James A. Gelle
Name: James A. Gelle
Title: Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of July 29, 2011
Vonage America Inc. and Vonage Holdings Corp.

Name of Lender:

Silicon Valley Bank

By /s/ Michael Shuhy
Name: Michael Shuhy
Title: Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of July 29, 2011
Vonage America Inc. and Vonage Holdings Corp.